UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 1, 2007

________________________

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

_____________________

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

610-594-3319

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

j/legal/sec matters/34’ act reports and filings/form 8-k – appointment of Mr. Weiland and retirement of Mr. Longfield

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On May 1, 2007, William H. Longfield retired from the Company’s Board of Directors after almost twelve years of exemplary service.
(d)

On May 1, 2007, the Board of Directors elected John H. Weiland as a director of the Company for a term that will extend to the 2008 Annual Meeting. Mr. Weiland was appointed to the Board’s Nominating and Corporate Governance Committee and Finance Committee.

In connection with his election to the Board, Mr. Weiland was awarded 2,100 shares of deferred stock, which will vest following one year of continuous service on the Board.

(e)

On May 1, 2007, the Company’s shareholders approved the 2007 Omnibus Incentive Compensation Plan (the “Plan”) at the annual meeting of shareholders. Directors, key salaried employees and consultants of the Company are eligible to participate in the Plan.  The Plan is administered by the Compensation Committee of the Board of Directors.  The Board’s Nominating and Corporate Governance Committee has authority to make recommendations to the Board regarding awards for non-employee directors of the Company.  The Compensation Committee cannot make awards to non-employee directors, but will administer those awards as provided below once they have been made by the full Board. The Compensation Committee or the Board, as applicable, has the authority to determine the type, amount and terms of each award, including any applicable vesting requirements or performance goals. The Plan permits the award of stock options in the form of nonqualified stock options or incentive stock options and stock appreciation rights (“SARs”), each with a maximum term of ten years and a minimum exercise price equal to the fair market value of a share of common stock on the date of the award. The Plan also permits the award of unrestricted bonus stock, restricted stock, deferred stock or stock units. In addition, the Plan permits the award of certain performance-based cash awards and other stock-based awards, with performance awards payable to the participant upon the achievement of performance goals during pre-established performance periods. The maximum number of shares of common stock as to which awards may be granted is 4,100,000 shares of common stock, which would be adjusted upon certain corporate reorganization or recapitalization events.  Any stock option or SAR that is not forfeited or cancelled will reduce the number of shares available for issuance under the Plan by one share for each share subject to the option or SAR.  Awards under the Plan that are payable in common stock (other than stock options or SARs) will reduce the total number of shares available for grant under the Plan by an amount equal to 2.5 times the number of shares subject to the award.  The maximum number of shares subject to options or SARs that may be granted to any one individual may not exceed 400,000 shares during any calendar year, and the maximum payment that can be made to one individual in any one calendar year with respect to deferred stock, restricted stock, stock bonus, stock units and cash-based performance awards will be $6,000,000 as measured on the date of grant.   The Plan is effective as of May 1, 2007, and will terminate on May 1, 2017, unless earlier terminated by the Board.  This description of the Plan is qualified in its entirety by reference to the actual Plan, which is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01	Financial Statement and Exhibits.
(d)	Exhibits

	Exhibit #	Description
	99.1	West Pharmaceutical Services, Inc. 2007 Omnibus Incentive Compensation Plan (incorporated by reference to Appendix A of the Company’s 2007 Proxy Statement filed on March 30, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President, General Counsel and Secretary

May 4, 2007